Exhibit 15

November 8, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re:     JPMorgan Chase & Co.
Registration Statements on Form S-3
(No. 333-177923)
(No. 333-169900)

Registration Statements on Form S-8
(No. 333-175681)
(No. 333-158325)
(No. 333-150208)
(No. 333-145108)
(No. 333-142109)
(No. 333-125827)
(No. 333-112967)
(No. 333-64476)
(No. 333-47350)
(No. 333-31666)
(No. 333-31634)
(No. 333-73119)

Commissioners:

We are aware that our report dated November 8, 2012 on our review of the consolidated balance sheet of JPMorgan Chase & Co. and its subsidiaries (the “Firm”) as of September 30, 2012, and the related consolidated statements of income and of comprehensive income for the three-month and nine-month periods ended September 30, 2012 and September 30, 2011, and the consolidated statements of cash flows and of changes in stockholders' equity for the nine-month periods ended September 30, 2012 and September 30, 2011, included in the Firm's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 is incorporated by reference in the registration statements referred to above. Pursuant to Rule 436(c) under the Securities Act of 1933, such report should not be considered a part of such registration statements, and is not a report within the meaning of Sections 7 and 11 of that Act.

Very truly yours,

PricewaterhouseCoopers LLP, 300 Madison Avenue, New York, NY 10017

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